Exhibit 21.1

Subsidiaries

Tri-Tech International Investment Inc., a British Virgin Islands company

Tri-Tech Infrastructure, LLC, a Delaware limited liability company

Tri-Tech (Beijing) Co., Ltd., a Chinese limited liability company

Tri-Tech Beijing Co., Ltd. (Buxar), a project office registered in India

Tri-Tech Beijing Co., Ltd. (Begusarai), a project office registered in India

Tri-Tech Beijing Co., Ltd. (Hajipur), a project office registered in India

Tri-Tech Infrastructure (India) Pvt., Ltd., an Indian limited liability company

Tri-tech India Pvt., Ltd., an Indian limited liability company

Tranhold Environmental (Beijing) Tech Co., Ltd., a Chinese limited liability company

Beijing Zhi Shui Yuan Water Tech Co., Ltd., Chinese limited liability company, which was deconsolidated on October 28, 2014

Beijing Yanyu Water Tech Co., Ltd., Chinese limited liability company, which was deconsolidated on October 28, 2014

Ordos Tri-Tech Anguo Investment Co., Ltd.

Buerjin Tri-Tech Industrial Co. Ltd.

Xushui Tri-Tech Sheng Tong Investment Co., Ltd.

Tianjin Baoding Environmental Technology Co., Ltd.

Beijing Huaxia Yuanjie Water Technology Co., Ltd., which was deconsolidated on April 21, 2014